EXHIBIT 10(y)



                            U.S.B. HOLDING CO., INC.

                                 SEVERANCE PLAN



SECTION 1. ESTABLISHMENT OF PLAN

U.S.B. Holding Co., Inc. (the "Company"), hereby establishes this Severance Plan (the "Plan"). The Plan shall become effective as of October 11, 2001 (the "Effective Date"). For purposes of this Plan, the term Company shall include all wholly-owned subsidiaries of U.S.B. Holding Co., Inc., including but not limited to Union State Bank and U.S.B. Financial Services, Inc.

SECTION 2. PURPOSE OF PLAN


The purposes of the Plan are to:

         (a)    attract and retain capable people;

         (b) address the concerns of the Company's employees (as hereinafter defined) regarding job security; and

         (c) help ensure that the employees receive the benefits which they legitimately expect in the normal course of their employment.

SECTION 3. DEFINITION OF EMPLOYEES - ELIGIBILITY

3.1      DEFINITION OF EMPLOYEES/STATUS

For purposes of this Plan, the term "Employees" shall mean all full-time exempt and nonexempt Employees of the Company, including full time Employees currently on an approved leave of absence. For Employees employed by more than one company or subsidiary, Employee status shall be determined by the Company or subsidiary for which the Employee receives the highest amount of compensation at the time of an Activation Event (as hereinafter defined).

3.2      ELIGIBILITY

         All employees shall participate in the Plan (the "Participants"), provided, however, that (i) no Employee shall participate in this Plan while such person is covered by an Employment Agreement, which provides for severance payments in connection with a Change in Control (as hereinafter defined); (ii) no person who is not an Employee at the time of the occurrence of a Change in Control shall become a Participant thereafter; and (iii) notwithstanding clause (i), no Employees who are Participants at the time of the occurrence of a Change in Control shall cease participation without their written consent.


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SECTION 4. DEFINITION OF CHANGE IN CONTROL - ACTIVATION EVENT

4.1      CHANGE IN CONTROL

         A Change in Control of the Company ("Change in Control") shall be deemed to have occurred upon the happening of any of the following events:

         (a) approval by the stockholders of the Company of a transaction that is ultimately consummated and results in the reorganization, merger or consolidation of the Company with one or more other persons other than a transaction following which:

                (i) at least 51% of the equity ownership interests of the entity resulting from such transaction are beneficially owned (within the meaning of Rule l3d-3 promulgated under the Securities Exchange Act of 1934 ("Exchange Act")) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule l3d-3 promulgated under the Exchange Act) at least 51% of the outstanding equity ownership interests in the Company; and

                (ii) at least 51% of the securities entitled to vote generally in the election of directors of the entity resulting from such transaction are beneficially owned (within the meaning of Rule l3d-3 promulgated under the Exchange Act) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule l3d-3 promulgated under the Exchange Act) at least 51% of the securities entitled to vote generally in the election of directors of the Company;

         (b) the acquisition of all or substantially all of the assets of the Company or beneficial ownership (within the meaning of Rule l3d-3 promulgated under the Exchange act) of 20% or more of the outstanding securities of the Company entitled to vote generally in the election of directors by any person or by any persons acting in concert, or approval by the stockholders of the Company of any transaction which ultimately results in such an acquisition;

         (c) a complete liquidation or dissolution of the Company, or approval by the stockholders of the Company of a plan which ultimately results in such liquidation or dissolution;

         (d) the occurrence of any event if, immediately following such event, at least 50% of the members of the Board of Directors of the Company do not belong to any of the following groups:

                (i) individuals who were members of the Board of Directors of the Company on the date of this Plan; or


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                (ii)  individuals who first became members of the Board of
                      Directors of the Company after the date of this Plan either;

                      (A) upon election to serve as a member of the Board of Directors of the Company by affirmative vote of three-quarters of the members of such Board in office at the time of such first election; or

                      (B) upon election by the stockholders to serve as a member of the Board of Directors of the Company, but only if nominated for election by affirmative vote of three-quarters of the members of the Board of Directors of the Company, or of a nominating committee hereof, in office at the time of such first nomination;

                provided, however, that such individual's election or nomination did not result from an actual or threatened election contest (within the meaning of Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents (within the meaning of Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) other than by or on behalf of the Board of the Company.

         In no event, however, shall a Change of Control be deemed to have occurred as a result of any acquisition of securities or assets of the Company, by the Company or by any employee benefit plan maintained by the Company. For purposes of this Section 4.1, the term "person" shall have the meaning assigned to it under Sections 13(d)(3) or 14(d)(2) of the Exchange Act. The date of a Change in Control shall be the date upon which the transaction or event resulting in such Change in Control is actually consummated.

4.2      ACTIVATION EVENT

         For purposes of this Plan, the term "Activation Event" shall mean, with respect to a Participant, an involuntary termination of such Participant's employment with the Company, either actual termination or Constructive Termination (as hereinafter defined), within one (1) year after a Change in Control for any reason other than death or Termination for Just Cause (as hereinafter defined). The term "Activation Event" shall also include a termination of employment with the Company (whether voluntary or involuntary) within one (1) year after a Change in Control for any reason other than death or Termination for Just Cause (x) if the Change in Control occurs otherwise than through a transaction approved and authorized or consented to by the Board of Directors of the Company, as constituted prior to such transaction, or (y) in such other circumstance as the Board of Directors shall deem appropriate.

SECTION 5. SEVERANCE BENEFITS

Upon the occurrence of an Activation Event with respect to a Participant, the following shall apply to such Participant, depending on their years of service with the Company, or a subsidiary as defined in Section 3.1, as follows:


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-------------------------------------------------------------------------------
  YEARS OF SERVICE                    SEVERANCE BENEFIT
-------------------------------------------------------------------------------
 More than 20 years     Forty weeks of compensation as defined below
-------------------------------------------------------------------------------
 16 to 20 years         Thirty-two weeks of compensation as defined below
-------------------------------------------------------------------------------
 11 to 15 years         Twenty-four weeks of compensation as defined below
-------------------------------------------------------------------------------
 6 to 10 years          Sixteen weeks of compensation as defined below
-------------------------------------------------------------------------------
 1 to 5 years           Eight weeks of compensation as defined below
-------------------------------------------------------------------------------
 less than 1 year       Two weeks of compensation as defined below
-------------------------------------------------------------------------------


For purpose of severance payments, compensation is defined as the Participant's annual base compensation at the time such severance payment is determined, plus, for those in the Executive Bonus Plan, the executive bonus that would have been paid for the year of the occurrence of a Change in Control based on actual net income of the Company, if known, or the latest Company projection or budget.

Severance payments will be paid over the Severance Period in equal bi-weekly or monthly installments as determined by the Company and shall be subject to all applicable tax withholding requirements. "Severance Period" means the period beginning on the Activation Date and continuing for the number of weeks for which the participant is to receive compensation determined from the table above.

The Board of Directors of the Company shall have discretion to increase benefits of individual Participants; however, the Board of Directors may never decrease benefits of any individual Participant.

SECTION 6. U.S.B. HOLDING CO., INC. EMPLOYEE STOCK OWNERSHIP PLAN (WITH 401(k) PROVISION) ("RETIREMENT PLAN")

Upon the occurrence of an Activation Event, the vesting requirement applicable to the Employee Stock Ownership portion of the Retirement Plan shall become one
(1) year of service (as defined in the Retirement Plan) to become fully (100%) vested in the Employee Stock Ownership portion of the Retirement Plan.

SECTION 7.     MEDICAL BENEFITS AND LIFE INSURANCE

Upon the occurrence of an Activation Event with respect to a Participant, such Participant's coverage under the Company's Medical, Dental and Life Insurance Plans shall continue for the duration of the Severance Period at no cost to the Participant at a benefit level equal to or greater than the current coverage. In addition, a Participant shall be eligible for the subsidized medical/dental plan for retirees if the participant has at least seven years of service and the Participant's age (in full and partial years) plus service (in full and partial years) equals at least sixty-two (62), with age and service being determined as of the end of the Severance Period. Further, upon the occurrence of a Change in Control, the Company's medical/dental plan applicable to retirees may not be terminated or amended in a manner that is not also applicable to


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active employees.

SECTION 8. AMENDMENT/TERMINATION OF THE PLAN

This Plan may be terminated or amended in any manner by the Board of Directors of the Company at their sole option. Notwithstanding the foregoing, upon the occurrence of a Change in Control, this Plan may not be amended in any respect without the written consent of each Participant affected by such proposed amendment.

SECTION 9. TERMINATION FOR JUST CAUSE

For purposes of this Plan, the term "Termination of for Just Cause" shall mean termination for the commission of a wrongful action such as, but not limited to, theft of Company property or alcohol or drug abuse.

SECTION 10. CONTRACT RIGHT OF PARTICIPANTS

The Board of Directors of the Company intends this Plan to constitute an enforceable contract between the Company and each Participant and intends this Plan to vest rights in such Participants as third party beneficiaries.

SECTION 11. CONSTRUCTION

Wherever any words are used herein in the masculine gender, they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

SECTION 12. GOVERNING LAW

This Plan shall be governed by the law of the State of New York (regardless of the law that might otherwise govern under applicable principles of conflict of laws), to the extent not superseded by Federal Law.

SECTION 13. SUCCESSORS AND ASSIGNS

The Plan shall be binding upon the Company and upon any assignee or successor in interest to the Company.

SECTION 14. CONSTRUCTIVE TERMINATION

14.1     DEFINITION

         For purposes of this Plan, the term "Constructive Termination" shall include, but shall not be limited to, any of the following: (i) a reduction in rate of base earnings, (ii) a reduction in participation in the Executive Incentive Bonus Plan or equivalent compensation, (iii) a change in job situs of more than 25 miles from the current Employee's work location or an increase of more than 25 miles in the distance from the Employee's work location to


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         the Employee's primary residence, (iv) a reduction in job duties and responsibilities, (v) a job assignment which would require absence from the Participant's then principal place of employment for more than four
         (4) consecutive weeks, (vi) a reduction in benefits, (vii) a change in reporting relationship of an Employee with officer status that results in an Employee reporting to a less senior officer, or (viii) any other action which shall be determined by a competent authority to constitute a Constructive Termination.

14.2     DECLARATION PERIOD

         After the occurrence of an event described in any of clauses (i) through (viii) of Section 14.1 hereof, a Participant shall have a period of one (1) month thereafter to declare such occurrence to be a Constructive Termination and thereby become entitled to the payment of such Participant's severance and other benefits in accordance with the provisions of this Plan.

SECTION 15. NOTICE OF TERMINATION

During the one (1) year period after the occurrence of a Change in Control, the employment of a Participant may not be terminated, except in the event of Termination for Just Cause, unless the Participant has received one (1) month advance notice of the termination in a letter written to such Participant, which letter shall specify (i) the effective date of termination (which date shall not be sooner than one (1) month after receipt of such letter by the Participant),
(ii) the reason for the termination, and (iii) a commitment to honor this Plan, and to pay to the Participant all amounts to which the Participant is entitled thereunder.

Approved by the Board of Directors of the Company on January 30, 2002.

ATTEST:                                  U.S.B. HOLDING CO., INC.


/s/ Michael H. Fury                      /s/ Thomas E. Hales
--------------------------------         ------------------------------------
Michael H. Fury                          Thomas E. Hales
Secretary of the Board                   Chairman of the Board, President and
                                         Chief Executive Officer










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